                                                                      Exhibit 11


                         VIASOFT, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   EXHIBIT 11
                      (in thousands, except per share data)




                                                                 THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                     DECEMBER 31                    DECEMBER 31
                                                               ------------------------       ------------------------
                                                                 1996           1995           1996            1995
                                                               --------        --------       --------        --------
PRIMARY EARNINGS (LOSS) PER SHARE
Common Shares Outstanding, beginning of period                   16,812          16,042         16,719          15,950

Effect of Weighting of Shares:
         Warrants and employee stock options outstanding           --               938           --               966
         Shares purchased                                            95              76             47              38
         Shares issued related to R&O acquisition                   120            --               60            --
         Employee stock options exercised                            18              36            112             128
                                                               --------        --------       --------        --------
Weighted average number of common and common
         share equivalents outstanding                           17,045          17,092         16,938          17,082
                                                               ========        ========       ========        ========

Net income (loss)                                              $(24,184)       $  1,640       $(22,628)       $  2,581
                                                               ========        ========       ========        ========

Earnings (loss) per common and common share equivalent         $  (1.42)       $   0.10       $  (1.34)       $   0.15
                                                               ========        ========       ========        ========


FULLY DILUTED EARNINGS (LOSS) PER SHARE
Common Shares Outstanding, beginning of period                   16,812          16,042         16,719          15,950

Effect of Weighting of Shares:
         Warrants and employee stock options outstanding           --               938           --               966
         Shares purchased                                            95              76             47              38
         Shares issued related to R&O acquisition                   120            --               60            --
         Employee stock options exercised                            18              36            112             128
                                                               --------        --------       --------        --------
Weighted average number of common and common
         share equivalents outstanding                           17,045          17,092         16,938          17,082
                                                               ========        ========       ========        ========

Net income (loss)                                              $(24,184)       $  1,640       $(22,628)       $  2,581
                                                               ========        ========       ========        ========

Earnings (loss) per common and common share equivalent         $  (1.42)       $   0.10       $  (1.34)       $   0.15
                                                               ========        ========       ========        ========


Note: Shares issuable upon the exercise of employee stock options that are considered anti-dilutive are not included in the weighted average number of common and common share equivalents.